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                                                                      EXHIBIT 4

                      GABRIELI MEDICAL INFORMATION SYSTEMS, INC.
                     1985 NON-QUALIFIED COMMON STOCK OPTION PLAN


    1. PURPOSE. The purpose of the Gabrieli Medical Information Systems, Inc. 1985 Non-Qualified Common Stock Option Plan (the "Plan") is to advance the interests of Gabrieli Medical Information Systems, Inc., a Delaware corporation (the "Company"), by providing an opportunity to selected employees, and members of the Board of Directors and Board of Advisors of the Company and its subsidiaries to purchase common stock of the Company through the exercise of options granted under the Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees, and members of the Board of Directors and Board of Advisors. It is intended that this purpose will be effected by the granting of non-qualified stock options as provided herein.

    2. EFFECTIVE DATE. The Plan was adopted by the Board of Directors of the Company effective as of April 1, 1985.

    3. STOCK SUBJECT TO THE PLAN. The number of shares that may be granted under the Plan shall not at any time exceed 595,123 shares, less the number of shares subject to options issued under the Company's 1984 Incentive Stock Option Plan. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

    4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or, to the extent authority is delegated by the Board of Directors, its Compensation Committee. Subject to the provisions of the Plan, the Board of Directors or such Compensation Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Notwithstanding anything to the contrary herein, discretion as to the selection of any director or officer of the Company or any of its subsidiaries to whom options may be granted hereunder, and the determination of the number of shares covered by options granted hereunder to any director or officer of the Company, shall be exercised only as follows:

    (i)  with respect to participation of directors:

         (a) by the Board of Directors, if a majority of such Board of Directors and a majority of such Board of Directors acting in the matter, are "disinterested persons", as such term is defined in Rule 16b-3(d)(3) of the Securities Exchange Act of 1934; or (b) by, or in accordance with the recommendation of, a committee to which the Board of Directors has delegated its authority, if such committee consists of three or more persons having full authority to act in the matter and all of such persons are "disinterested persons", as defined above;

    (ii) with respect to the participation of officers who are not directors:

         (a) by the Board of Directors or a committee of three or more directors; or (b) by, or in accordance with the recommendation of, a committee of three or more persons having full authority to act in the matter, all of the members of which committee are "disinterested persons", as defined above.

    5. ELIGIBLE PARTICIPANTS. Options may be granted to employees, directors or members of the Board of Advisors of either the Company or any of its subsidiaries, as are selected by the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority).

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    6.   DURATION OF THE PLAN.  The Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to paragraph 12 hereof, and no options may be granted thereafter.

    7. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) shall approve from time to time, which agreements shall evidence among their terms and conditions the following:

         (a) PRICE. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall be determined by the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) at the time such option is granted. In no event shall the exercise price per share be less than 50% of the fair market value of such stock, as determined in accordance with the procedures established by the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) and in effect on the date of the issuance of the option.

         (b) NUMBER OF SHARES. Each stock option agreement shall specify the number of shares to which it pertains.

         (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) may determine at the time such option is granted.

         (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any officer or entity of the Company designated by the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) to accept such notices on its behalf, specifying the number of shares for which it is exercised. If the shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to resale or distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash, (ii) certified check, (iii) if permitted the Board of Directors (or to the extent delegated by the Board of Directors, its Compensation Committee) by delivery and assignment to the Company of shares of Company stock having a value equal to the option price, or (iv) by a combination of (i), (ii) and (iii). The value per share of Company stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority).

         (e) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to perform services for the Company or any of its subsidiaries as an employee, director, or member of the Board of Advisors in accordance with the following provisions:

    (i) if the optionee's services shall have been terminated by resignation or other voluntary action, or if such services shall have been terminated involuntarily for cause, the option shall terminate and may no longer be exercised;

    (ii) if the optionee's services shall have been terminated involuntarily and without cause, the optionee may at any time within a period of three (3) months after such termination of services exercise the option to the extent it was exercisable on the date of termination of the optionee's services;

    (iii) if the optionee's services shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1954, as amended, (the "Code") the optionee may at any time within a period of one (1) year after such




                              Page 12 of 17 Pages

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            termination of services exercise the option to the extent that the option was exercisable on the date of termination of the optionee's services; and

    (iv) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to paragraph 7(g) hereof may at any time within a period of one (1) year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

         (f) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

         (g) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the lifetime of the optionee by the optionee only.

         (h) REPURCHASE OF SHARES BY THE COMPANY. Any shares purchased by an optionee upon exercise of an option may in the discretion of the Board of Directors (or the Compensation Committee if the Board of Directors has delegated such authority) be subject to repurchase by the Company if and to the extent specifically set forth in each option agreement.

    8. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of common stock subject to the Plan to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan referred to in paragraph 2 hereof. Appropriate adjustment shall be made in the number, kind, and option price of shares covered by any outstanding option hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date such option is granted.

    9. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted-in such manner as the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every option outstanding hereunder to terminate upon the effective date of the transaction, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

    10.  DEFINITIONS.

         (a) The term "optionee" means an employee, director or member of the Board of Advisors to whom an option is granted under the Plan.

         (b) The term "subsidiary" shall have, for purposes of the Plan, the meaning ascribed to it under Section 425(f) of the Code and the regulations promulgated thereunder.

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    11.  APPROVAL BY SHAREHOLDERS.  This Plan shall be submitted to the shareholders of the Company for their consideration and approval not later than 12 months after the approval of the Plan by the Board of Directors. Failing such ratification by the shareholders, the Plan shall be null and void.

    12. AMENDMENT OR TERMINATION OF PLAN. Subject to the provisions of paragraph 6 hereof, the Plan may at any time be amended or terminated by the Board of Directors of the Company; provided, however, that no such amendment or termination shall adversely affect any then outstanding option without the consent of the optionee. Moreover, any amendment to the Plan which (a) materially increases the number of shares which may be awarded, (b) materially increases the benefits accruing to optionees or (c) materially modifies the requirements for eligibility for participation shall be ineffective unless approved by the shareholders of the Company not later than 12 months after the amendment's adoption by the Company's Board of Directors.

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